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                       CONSENT OF INDEPENDENT ACCOUNTANTS



We hereby consent to the incorporation by reference in the Registration Statements on Form S-8 (No. 33-88744, 33-88745 and 33-88746) of NovaCare, Inc. of our report dated July 31, 1998 appearing on page 55 of this form 10-K. We also consent to the incorporation by reference of our report on the Financial Statement Schedule, which appears on page 55 of this Form 10-K.


PricewaterhouseCoopers LLP

Philadelphia, PA
September 11, 1998